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                                                                      EXHIBIT 21


                              SUBSIDIARIES OF THE REGISTRANT

                        NAMES UNDER
                     WHICH SUBSIDIARY      STATE OR JURISDICTION
SUBSIDIARY NAME        DOES BUSINESS          OF INCORPORATION         RELATIONSHIP
---------------        -------------          ----------------         ------------

Raptor Networks         Raptor Networks       California            100% owned by Raptor
Technology, Inc.        Technology, Inc.                            Networks Technology,
                                                                    Inc.(CO)


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